UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OXBRIDGE RE HOLDINGS LIMITED
(Name of Registrant As Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

OXBRIDGE RE HOLDINGS LIMITED

Suite 201, 42 Edward Street

P.O. Box 469

Grand Cayman, KY1-9006

Cayman Islands

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 1, 2023

Notice is hereby given that the Annual General Meeting of Shareholders (the “Meeting”) of Oxbridge Re Holdings Limited (the “Company”) will be held at the Company’s office, Suite 201, 42 Edward Street, George Town, Cayman Islands on Thursday, June 1, 2023, at 3:00 p.m. (local time), for the following purposes:

1.	To consider and vote upon a proposal to elect five directors to serve on the Board of Directors of the Company until the Annual General Meeting of Shareholders of the Company in 2024;

2.	To consider and vote upon a proposal to ratify the appointment of Hacker, Johnson & Smith, P.A., as the independent auditors of the Company for the fiscal year ending December 31, 2023.

3.	To consider and vote upon a proposal to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement;

4.	To consider and vote upon a proposal to approve, on an advisory, non-binding basis, the compensation of our named executive officers every three years;

5.	To transact such other business that may properly come before the meeting or any adjournments or postponements thereof.

Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

Only shareholders of record, as shown by the transfer books of the Company, at the close of business on April 24, 2023, will be entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof. Whether or not you plan to attend the Meeting, we hope you will vote as soon as possible. Voting your proxy will ensure your representation at the Meeting. We urge you to carefully review the proxy materials and to vote FOR the above proposals.

By Order of the Board of Directors,

Jay Madhu
Chief Executive Officer
April 28, 2023
Grand Cayman, Cayman Islands

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON JUNE 1, 2023:

To access our Proxy Statement and our Annual Report to Shareholders,

please visit www.oxbridgere.com/2023AGM

OXBRIDGE RE HOLDINGS LIMITED

Suite 201

42 Edward Street

P.O. Box 469

Grand Cayman, KY1-9006

Cayman Islands

PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 1, 2023

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Oxbridge Re Holdings Limited (the “Company”) of proxies for use at the Annual General Meeting of Shareholders of the Company (the “Meeting”) to be held at the Company’s office, Suite 201, 42 Edward Street, George Town, Cayman Islands on Thursday June 1, 2023 at 3:00 p.m. (local time), and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders. The Company’s Annual Report to Shareholders is included with this Proxy Statement for informational purposes and not as a means of soliciting your proxy.

This Proxy Statement and the accompanying proxy card and Notice of Annual General Meeting of Shareholders are expected to be provided to shareholders on or about May 6, 2023.

Matters to be Voted Upon at the Meeting

You are being asked to consider and vote upon the following proposals:

1.	To elect five directors to serve on the Board of Directors of the Company (our “Board”) until the Annual General Meeting of Shareholders of the Company in 2024 (“Proposal One”);

2.	To ratify the appointment of Hacker, Johnson & Smith, P.A., as the independent auditors of the Company for the fiscal year ending December 31, 2023 (“Proposal Two”);

3.	To approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement (“Proposal Three”);

4.	To approve, on an advisory, non-binding basis, the compensation of our named executive officers every three years (“Proposal Four”);

1

Voting Procedures

As a shareholder of the Company, you have a right to vote on certain matters affecting the Company. The proposals that will be presented at the Meeting and upon which you are being asked to vote are discussed above. Each ordinary share of the Company you owned as of the record date, April 24, 2023, entitles you to one vote on each proposal presented at the Meeting, subject to certain provisions of our Third Amended and Restated Memorandum and Articles of Association (our “Articles”), as described below under “Voting Securities and Vote Required.”

Methods of Voting

You may vote by mail, by telephone, over the Internet or in person at the Meeting.

Voting by Mail. You may vote by signing the proxy card and returning it in the prepaid and addressed envelope enclosed with the proxy materials. If you vote by mail, we encourage you to sign and return the proxy card even if you plan to attend the Meeting so that your shares will be voted if you are unable to attend the Meeting.

Voting by Telephone. To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail a proxy card. Telephone voting is available through 11:59 p.m. (local time) on May 31, 2023, the day prior to the Meeting day.

Voting over the Internet. To vote over the Internet, please follow the instructions included on your proxy card. If you vote over the Internet, you do not need to complete and mail a proxy card. Internet voting is available through 11:59 p.m. (local time) on May 31, 2023, the day prior to the Meeting day.

Voting in Person at the Meeting. If you attend the Meeting and plan to vote in person, we will provide you with a ballot at the Meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Meeting, you will need to bring to the Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

VOTING SECURITIES AND VOTE REQUIRED

As of April 24, 2023, the record date for the determination of persons entitled to receive notice of, and to vote at, the Meeting (the “Record Date”), 5,870,234 ordinary shares were issued and outstanding. The ordinary shares are our only class of equity securities outstanding and entitled to vote at the Meeting. There is no cumulative voting.

Subject to the provisions of the Articles, each ordinary share is entitled to one vote per share. However, under the Articles, the Board shall reduce the voting power of any holder that holds 9.9% or more of the total issued and outstanding ordinary shares (such person, a “9.9% Shareholder”) to the extent necessary such that the holder ceases to be a 9.9% Shareholder. In connection with this reduction, the voting power of the other shareholders of the Company may be adjusted pursuant to the terms of the Articles. Accordingly, certain holders of ordinary shares may be entitled to more than one vote per share subject to the 9.9% restriction in the event that our Board is required to make an adjustment on the voting power of any 9.9% Shareholder.

Voting Reduction

The applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons. Accordingly, we request that any holder of ordinary shares with reason to believe that it is a 9.9% Shareholder, contact us promptly so that we may determine whether the voting power of such holder’s ordinary shares should be reduced. By submitting a proxy, a holder of ordinary shares will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 9.9% Shareholder. The directors of the Company are empowered to require any shareholder to provide information as to that shareholder’s beneficial ownership of ordinary shares, the names of persons having beneficial ownership of the shareholder’s ordinary shares, relationships with other shareholders or any other facts the directors may consider relevant to the determination of the number of ordinary shares attributable to any person. The directors may disregard the votes attached to ordinary shares of any holder who fails to respond to such a request or who, in their judgment, submits incomplete or inaccurate information.

2

The directors retain certain discretion to make such final adjustments that they consider fair and reasonable in all the circumstances as to the aggregate number of votes attaching to the ordinary shares of any shareholder to ensure that no person shall be a 9.9% Shareholder at any time.

Quorum; Vote Required

The attendance of two or more persons representing, in person or by proxy, more than 50% in par value of the issued and outstanding ordinary shares as of the Record Date, is necessary to constitute a quorum at the Meeting.

Assuming that a quorum is present, the affirmative vote of the holders of a simple majority of the issued and outstanding ordinary shares voted at the Meeting is required for election of each of the director nominees in Proposal One, and for the approval of Proposal Two. Proposals Three and Four are advisory and non-binding on the Company. However, our Board and Compensation Committee will review voting results on these proposals and will give consideration to such voting.

With regard to any proposal or director nominee, votes may be cast in favor of or against such proposal or director nominee or a shareholder may abstain from voting on such proposal or director nominee. Abstentions will be excluded entirely from the vote and will have no effect except that abstentions and “broker non-votes” will be counted toward determining the presence of a quorum for the transaction of business.

Generally, broker non-votes occur when ordinary shares held by a broker for a beneficial owner are not voted on a particular proposal because the broker has not received voting instructions from the beneficial owner, and the broker does not have discretionary authority to vote on a particular proposal. Proposal One, Proposal Three, and Proposal Four are each considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Proposal Two is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

Recommendation

Our Board recommends that the shareholders take the following actions at the Meeting:

1.	Proposal One: to vote FOR the election of each of the five director nominees to serve on the Board until the Annual General Meeting of Shareholders of the Company in 2024;

2.	Proposal Two: to vote FOR the ratification of the appointment of Hacker, Johnson & Smith, P.A., as the independent auditors of the Company for the fiscal year ending December 31, 2023;

3.	Proposal Three: to vote FOR the approval, on an advisory, non-binding basis, the compensation of our named executive officers;

4.	Proposal Four: to vote FOR the approval, on an advisory, non-binding basis, the compensation of our named executive officers every three years;

3

SOLICITATION AND REVOCATION

Proxies must be received by us by 11:59 p.m. (local time) on May 31, 2023, the day prior to the Meeting day. A shareholder may revoke his or her proxy at any time up to one hour prior to the commencement of the Meeting.

To do this, you must:

●	enter a new vote by telephone, over the Internet or by signing and returning another proxy card at a later date;

●	file a written revocation with the Secretary of the Company at our address set forth above;

●	file a duly executed proxy bearing a later date; or

●	appear in person at the Meeting and vote in person.

A shareholder of record may revoke a proxy by any of these methods, regardless of the method used to deliver the shareholder’s previous proxy. If your ordinary shares are held in street name, you must contact your broker, dealer, commercial bank, trust company or other nominee to revoke your proxy.

The individuals designated as proxies in the proxy card are officers of the Company.

All ordinary shares represented by properly executed proxies that are returned, and not revoked, will be voted in accordance with the instructions, if any, given thereon. If no instructions are provided in an executed proxy, it will be voted FOR the election of each director nominee named in Proposal One and FOR Proposal Two, Proposal Three, and Proposal Four and in accordance with the proxy holder’s best judgment as to any other business that may properly come before the Meeting. If a shareholder appoints a person other than the persons named in the enclosed form of proxy to represent him or her, such person should vote the shares in respect of which he or she is appointed proxy holder in accordance with the directions of the shareholder appointing him or her.

PROPOSAL ONE

ELECTION OF DIRECTORS OF THE COMPANY

Our Articles currently provide that our Board shall consist of not less than four (4) directors (exclusive of alternate directors). We currently have five directors serving on our Board, and our Board has nominated those five directors – Jay Madhu, Dwight Merren, Arun Gowda, Wrendon Timothy and Lesley Thompson– for re-election as directors to serve until the Annual General Meeting of Shareholders of the Company in 2024.

Our Board has no reason to believe that any of these director nominees will not continue to be a candidate or will not be able to serve as a director of the Company if elected. In the event that any nominee is unable to serve as a director, the proxy holders named in the accompanying proxy have advised that they will vote for the election of such substitute or additional nominee(s) as our Board may propose. Our Board unanimously recommends that you vote FOR the election of each of the nominees.

4

Director Nominees

Each of the director nominees is currently serving as a director of the Company and is standing for re-election. There is no family relationship among any of the directors and/or executive officers of the company. Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of each of the following director nominees:

Name	Age	Position	Director Since

Jay Madhu(3)(5)	56	Chairman of the Board of Directors, Chief Executive Officer, and President	2013

Dwight Merren(1)(2)(4)	57	Director	2022

Arun Gowda(1)(2)(4)(5)	57	Director	2023

Wrendon Timothy(3)(5)	42	Director	2021

Lesley Thompson(1)(2)(3)(4)	51	Director	2021

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

(3) Member of Underwriting Committee.

(4) Member of Nominating and Corporate Governance Committee.

(5) Member of Investment Committee.

The nominees have consented to serve as directors of the Company if elected.

Set forth below is biographical information concerning each nominee for election as a director of the Company, including a discussion of such nominee’s particular experience, qualifications, attributes or skills that led our Nominating and Corporate Governance Committee and our Board to conclude that the nominee should serve as a director of our Company.

Jay Madhu. Mr. Madhu is a founder of our company. He has served as our Chief Executive Officer and President, and as a director of our Company, since April 2013, and has served as Chairman of the Board since January 2018. Mr. Madhu also serves as a director of Oxbridge Reinsurance Limited and Oxbridge Re NS, the wholly owned licensed reinsurance subsidiaries of our Company. Since 2021, Mr. Madhu has served as the Chairman of the Board, Chief Executive Officer and President of Oxbridge Acquisition Corp. (NASDAQ: OXAC) and its sponsor, OAC Sponsor Ltd. Mr. Madhu has also been a director of HCI Group, Inc. (NYSE: HCI), a publicly traded holding company owning subsidiaries primarily engaged in the property and casualty insurance business, since May 2007. He also served as the President of Greenleaf Capital, the real estate division of HCI Group, Inc., from June 2011 through June 2013 and as Vice President of Investor Relations for HCI Group, Inc. from February 2008 through June 2013. Mr. Madhu also served as Vice President of Marketing for HCI Group, Inc. from 2008 to 2011. In his various positions at HCI Group, Inc., Mr. Madhu’s responsibilities included marketing, investor relations and management and oversight of HCI Group’s real estate division. He has also been a director of HCI Group’s wholly owned subsidiary, Claddaugh Casualty Insurance Company Ltd (“Claddaugh”), since July 2010. From August 2013 to April 2014, Mr. Madhu has served on the board of directors of BayFirst Financial Corp. (NASDAQ: BAFN) a bank holding company in Seminole, Florida. Mr. Madhu also served on the board of directors of Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR), a publicly held real estate investment trust, from 2012 to June 2014. As an owner and manager of commercial properties, Mr. Madhu has been President of 5th Avenue Group LC, a real estate management company, from 2002 to 2020 and was President of Forrest Terrace LC, a real estate management company, from 1999 until 2010. In addition, Mr. Madhu is an investor in banking and health maintenance organizations. He was also President of The Mortgage Corporation Network (correspondent lenders) from 1996 to 2011. Prior to that, Mr. Madhu was Vice President, mortgage division, at First Trust Mortgage & Finance, from 1994 to 1996; Vice President, residential first mortgage division, at Continental Management Associates Limited, Inc., from 1993 to 1994; and President, S&S Development, Inc. from 1991 to 1993. He attended Northwest Missouri State University, where he studied marketing and management.

Mr. Madhu is an approved director with Cayman Islands Monetary Authority, Bermuda Monetary Authority, Florida Office of Insurance Regulation, Arkansas Insurance Department, California Department of Insurance, Maryland Insurance Administration, New Jersey Department of Banking and Finance, North Carolina Department of Insurance, Ohio Department of Insurance, Pennsylvania Insurance Department and South Carolina Department of Insurance. Mr. Madhu attended Northwest Missouri State University where he studied marketing and management. Mr. Madhu brings considerable business and capital markets experience to our Board of Directors.

Mr. Madhu brings considerable business, capital markets and marketing experience to our Board.

5

Dwight Merren. Mr. Merren has been a director of our Company since November 2022. He currently serves as an AVP , Private Banking at Butterfield Bank (Cayman) Limited (“Butterfield Cayman”) since December 2021, servicing mainly high net-worth private clientele Butterfield Cayman is part of the Butterfield Group (NYSE: NTB). Prior to this, from November 2014, Mr. Merren served as a Relationship Manager in Butterfield’s Corporate Banking Department where he was responsible for the management of a portfolio of corporates across various business sectors, including captive insurers, insurance companies, reinsurance companies, special-purpose vehicles, liquidation accounts, large multinational companies and hedge funds. Mr. Merren previously served as Relationship Manager of HSBC Bank (Cayman) Limited from October 2011 to October 2014, and as Deputy Head – Insurance Division at CIMA, from March 2009 to September 2011. From July 1992 to February 2009, Mr. Merren held senior roles of Administrator at Midland Bank (now HSBC), Assistant Vice President at Willis Management (Cayman) Limited, and Vice President at Global Captive Management Ltd. where he led and managed large portfolio of companies. Mr. Merren served as an independent director at Cayman Islands National Insurance Company (“CINICO”), and as the Chairman of the Risk and Compliance Committee, and Chair of the Finance Committee from November 2017 to February 2022.

Mr. Merren brings invaluable experience in insurance, banking, risk management, compliance and governance to our Board.

Arun Gowda. Mr. Gowda has been a director of our Company since January 2023. He serves as the Managing Partner of Broadpeak Ventures since January 2018. In his role, Mr. Gowda oversees and manages investment and business development with early-stage venture companies in asset management, insurance and alternative investment strategies. Mr. Gowda served as the Managing Director, UBS O’Connor at New York, an alternative investment arm UBS Group AG (NYSE: UBS) from September 2016 to December 2017, where he was responsible for raising funds for private credit and hedge funds. From February 2012 to December 2015, Mr. Gowda served as Managing Director at Guggenheim Investments, New York, where he was responsible for development of the alternative investment platform for institutional investors including pension funds, insurance companies and private banks. From August 1993 to December 2011, Mr. Gowda held senior roles of Vice President at Morgan Stanley, New York (NYSE: MS), Executive Director at UBS Investment Bank, London (NYSE: UBS) and Partner at Eventi Capital Partners, Toronto, where he managed investments in private companies in technology, medical device, and alternatives. Mr. Gowda serves as a director on Ide8 Re, a Bermuda captive reinsurer for insurtech Bamboo Insurance from April 2021 to present. Mr. Gowda also serves as an advisor to the management of Aquarian Holdings and Osprey Funds from January 2019 and May 2021, respectively. Mr. Gowda holds an MBA in Finance from The Wharton School, University of Pennsylvania, and a Bachelor’s Degree with Distinction in Electrical Engineering, Computer Science and Math from Vanderbilt University.

Mr. Gowda brings invaluable experience in investments, hedge funds, insurance and reinsurance products, and experience in fund raise and scaling businesses to our Board.

Wrendon Timothy. Mr. Timothy has been a director of our Company since November 2021. Mr. Timothy has served as the Chief Financial Officer and Corporate Secretary of our Company since August 2013. In his role, he has provided financial and accounting consulting services with a focus on technical and SEC reporting, compliance, internal auditing, corporate governance, mergers & acquisitions analysis, risk management, and CFO and controller services. Mr. Timothy also serves as an executive and director of Oxbridge Reinsurance Limited and Oxbridge Re NS, the wholly-owned licensed reinsurance subsidiaries of Oxbridge Re. Mr. Timothy serves as the Chief Financial Officer, Treasurer, Secretary and director of Oxbridge Acquisition Corp. (NASDAQ: OXAC) and its sponsor, OAC Sponsor Ltd. Mr. Timothy also serves as a director of SurancePlus Inc., a British Virgin Islands wholly-owned Web3 subsidiary of our Company.

Mr. Timothy started his financial career at PricewaterhouseCoopers (Trinidad) in 2004 as an Associate in their assurance division, performing external and internal audit work, and tax-related services. Throughout his career progression and transitions through KPMG Trinidad and PricewaterhouseCoopers (Cayman Islands), Mr. Timothy has successfully delivered services across both the public and private sectors. Mr. Timothy management roles allowed him to be heavily involved in the planning, budgeting, and leadership of engagement teams, serving as a liaison for senior client management, and advising on technical accounting matters. Mr. Timothy is a Fellow of the Association of Chartered Certified Accountants (ACCA), a Chartered Corporate Secretary and also holds a Postgraduate Diploma in Business Administration and a Master of Business Administration, with Distinction (with a Specialism in Finance (with Distinction)), from Heriot Watt University in Edinburg, Scotland. Mr. Timothy holds directorship and leadership roles with a number of privately-held companies, and also serves on various not-for-profit organizations, including his governance role as Chairman of Audit & Risk Committee of The Utility Regulation & Competition Office of the Cayman Islands from May 2021 to December 2022. Mr. Timothy is an active Fellow Member of the ACCA, an active member of the Cayman Islands Institute of Professional Accountants (CIIPA), and an active Fellow Member of the Chartered Governance Institute (formerly the Institute of Chartered Secretaries and Administrators).

6

Mr. Timothy brings considerable finance, accounting, corporate governance and risk management experience to our Board.

Lesley Thompson. Ms. Thompson has served as the Managing Director of Willis Towers Watson Management (Cayman) Ltd. (“WTW Cayman”) since March 2020 and as Secretary since April 2020. WTW Cayman is part of the Willis Towers Watson group (NASDAQ: WTW). Ms. Thompson is responsible for the strategy and leadership of WTW Cayman providing insurance management and brokerage services to its clients. Ms. Thompson also provides independent director services to insurance and structured finance companies . Ms. Thompson currently serves as a director to ICP Investment Holdings Limited since November 2016, ICP Reinsurance Limited since January 2017 and Evergreen Pacific Reinsurance Company Limited since August 2019. Ms. Thompson previously served as Vice President of Maples Fiduciary Services (Cayman) Limited from February 2016 to March 2020 where she headed the insurance management services and provided independent director services to insurance and structured finance companies. From January 2000 to January 2016, Ms. Thompson held senior roles of Assistant Vice President, Assistant Manager & Group Vice President at Aon Insurance Managers (Bermuda) Ltd., HSBC Financial Services (Cayman) Ltd., Atlas Insurance Management (Cayman) Ltd. and Advantage International Management (Cayman) Ltd. where she led and managed large portfolios of property & casualty and life & annuity companies, including special purpose vehicles, segregated portfolio companies and group captives. Ms. Thompson has served as a member of the executive committee of The Insurance Managers Association of Cayman since August 2020 and is the current Chairperson. Ms. Thompson is a Chartered Management Accountant (ACMA & CGMA), a Fellow of Captive Insurance (FCI) and holds the Accredited Director (Acc. Dir.) designation through the Chartered Governance Institute of Canada.

Ms. Thompson brings invaluable experience in insurance, accounting and corporate governance to our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

ITEM 1 ON YOUR PROXY CARD.

7

PROPOSAL TWO

RATIFICATION OF THE COMPANY’S AUDITORS

Upon recommendation of the Audit Committee of the Company, our Board proposes that the shareholders ratify the appointment of Hacker, Johnson & Smith, P.A. (“Hacker Johnson”) to serve as the independent auditors of the Company for the fiscal year ending December 31, 2023. Hacker Johnson served as the independent auditors of the Company for the fiscal years ended December 31, 2013 through December 31, 2022.

Although ratification is not required by law, our Board believes that shareholders should be given the opportunity to express their views on the subject. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders.

We do not expect that a representative of Hacker Johnson will attend the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF HACKER

JOHNSON AS THE COMPANY’S AUDITOR.

ITEM 2 ON YOUR PROXY CARD.

8

PROPOSAL THREE

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We view executive compensation as an important matter both to us and to our shareholders. As required by Section 14A of the Exchange Act, we are asking shareholders to vote, on a non-binding, advisory basis, on a resolution approving the compensation of our named executive officers as disclosed in the section of this proxy statement entitled “Executive Compensation and Related Information” that follows. This advisory vote on the compensation of our named executive officers allows our shareholders to express their views on our executive compensation programs.

The Board of Directors would like the support of the company’s shareholders for the compensation of our named executive officers as disclosed in this proxy statement. Accordingly, for the reasons discussed above, the Board of Directors recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion contained in this proxy statement.”

This advisory vote on the compensation of our named executive officers is not binding on the company, the Board of Directors or the compensation committee of the Board of Directors. However, the Board of Directors and the compensation committee of the Board of Directors will review and consider the outcome of this advisory vote when making future compensation decisions for our named executive officers.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

ITEM 3 ON YOUR PROXY CARD.

9

PROPOSAL FOUR

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Summary

The Company’s shareholders are entitled to vote at the Annual Meeting regarding whether the shareholder vote to approve the compensation of the named executive officers (as described in proposal 3 of this proxy statement) should occur every one, two or three years. Under the rules issued by the SEC, shareholders shall also have the option to abstain from voting on the matter. The shareholder vote on the frequency of the shareholder vote to approve executive compensation is an advisory vote only, and it is not binding on the company or our Board of Directors.

Although the vote is non-binding, our compensation committee and Board of Directors value the opinions of our shareholders and will consider the outcome of the vote when determining the frequency of the shareholder vote on executive compensation.

The Board of Directors has determined that a shareholder advisory vote on executive compensation every three years is the best approach for the company based on a number of considerations, including the following:

●	Our compensation program is designed to induce performance over a multi-year period. A vote held every three years would be more consistent with and provide better input on, our long-term compensation, which constitutes a significant portion of the compensation of our named executive officers;

●	A three-year vote cycle gives the Board of Directors sufficient time to thoughtfully consider the results of the advisory vote and to implement any desired changes to our executive compensation policies and procedures; and

●	A three-year vote cycle will provide shareholders sufficient time to evaluate the effectiveness of our short- and long-term compensation strategies and the related business outcomes of the company.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE OPTION OF EVERY THREE YEARS FOR FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

ITEM 4 ON YOUR PROXY CARD.

10

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Board Leadership Structure and Risk Oversight

Our Company’s Board does not have a current requirement that the roles of Chief Executive Officer and Chairman of the Board be either combined or separated because the Board believes it is in the best interest of our Company to make this determination based upon the position and direction of the Company and the constitution of the Board. The Board regularly evaluates whether the roles of Chief Executive Officer and Chairman of the Board should be combined or separated.

Since the Company’s formation in 2013 through to December 31, 2017, the Company had bifurcated the positions of Chairman of the Board and Chief Executive Officer. Paresh Patel had served as Chairman of the Board since April 2013 through to his resignation in December 2017. Jay Madhu has served as Chief Executive Officer of the Company since April 2013, and took on the additional role of Chairman of the Board effective January 1, 2018.

Our independent directors have determined that the most effective leadership structure for our Company at the present time is for our Chief Executive Officer to also serve as our Chairman of the Board. Our independent directors believe that because our Chief Executive Officer is ultimately responsible for our day-to-day operations and for executing our business strategy, and because our performance is an integral part of the deliberations of our Board, our Chief Executive Officer is the director best qualified to act as Chairman of the Board. Our Board retains the authority to modify this structure to best address our unique circumstances, and so advance the best interests of all stockholders, as and when appropriate.

We have three independent directors and two non-independent directors. We believe that the number of independent, experienced directors on our Board provides the necessary and appropriate oversight for our Company.

Management is primarily responsible for assessing and managing the Company’s exposure to risk. While risk assessment is management’s duty, the Audit Committee is responsible for discussing certain guidelines and policies with management that govern the process by which risk assessment and control is handled. The Audit Committee also reviews steps that management has taken to monitor the Company’s risk exposure. In addition, the Underwriting Committee approves and reviews our underwriting policies and guidelines, oversees our underwriting process and procedures, monitors our underwriting performance and oversees our underwriting risk management exposure. Management focuses on the risks facing the Company, while the Audit Committee and the Underwriting Committee focus on the Company’s general risk management strategies and oversee risks undertaken by the Company. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Board Committees and Meetings

Our Board has five committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, an Underwriting Committee and an Investment Committee. Each committee, except for the Investment Committee, has a written charter. The table below provides current membership information for each of the committees.

Nominating and
	Audit	Compensation	Corporate Governance	Underwriting	Investment
	Committee	Committee	Committee	Committee	Committee

Jay Madhu				X	X

Dwight Merren	X	X*	X

Arun Gowda	X*	X	X		X*

Wrendon Timothy				X	X

Lesley Thompson	X	X	X*	X*

# of meetings held in 2022	4	3	2	4	3

* Committee Chairperson

11

Our Board held six (6) meetings in 2022. Each of our directors above attended at least 80% of the meetings of the Board in 2022.

It is our policy that directors are expected to attend the Annual General Meeting of Shareholders in the absence of a scheduling conflict or other valid reason. All of our directors serving at the time of our 2022 Annual General Meeting of Shareholders attended such meeting.

The Board has determined that (1) Jay Madhu and Wrendon Timothy do not qualify as independent directors under the applicable rules of The Nasdaq Stock Market and the Securities and Exchange Commission (“SEC”) and (2) Arun Gowda, Dwight Merren and Lesley Thompson qualify as independent directors under the applicable rules of The Nasdaq Stock Market and the SEC.

The Board has also determined that all of the current members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee qualify as independent directors under the applicable rules of The Nasdaq Stock Market and SEC and that the current members of the Compensation Committee each qualify as a “non-employee director” as defined in Section 16b-3 of the Exchange Act.

Below is a description of each committee of our Board.

Audit Committee

Our Audit Committee consists of three members – Arun Gowda, Dwight Merren and Lesley Thompson. Each of these individuals meets all independence requirements for Audit Committee members set forth in applicable SEC rules and regulations and the applicable rules of The Nasdaq Stock Market. Arun Gowda serves as Chairman of our Audit Committee and both Arun Gowda and Lesley Thompson qualify as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC.

The Audit Committee has general responsibility for the oversight of our accounting, reporting and financial control practices. The Audit Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities, and which can be found on our website at www.oxbridgere.com.

Compensation Committee

Our Compensation Committee currently consists of three members – Dwight Merren, Lesley Thompson and Arun Gowda. Dwight Merren serves as Chairman of our Compensation Committee. All of the current members of our Compensation Committee qualify as independent directors under the applicable rules of The Nasdaq Stock Market and as “non-employee directors” under Section 16b-3 of the Exchange Act.

The purpose of our Compensation Committee is to discharge the responsibilities of our Board relating to compensation of our Chief Executive Officer and to make recommendations to our Board relating to the compensation of our other executive officers. Our Compensation Committee, among other things, assists our Board in ensuring that a proper system of compensation is in place to provide performance-oriented incentives to management. Our Compensation Committee has the authority to delegate its responsibilities to a subcommittee or to officers of the Company to the extent permitted by applicable law and the compensation plans of the Company if it determines that such delegation would be in the best interest of the Company. Our Compensation Committee may engage a compensation consultant; however, it did not engage a compensation consultant with respect to executive or director compensation for 2022. However, our Compensation Committee engaged Zayla Partners, LLC as a compensation consultant with respect to executive and director compensation for 2023.

The Compensation Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities, and which can be found on our website at www.oxbridgere.com.

12

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of three members – Arun Gowda, Lesley Thompson and Dwight Merren. Lesley Thompson serves as the Chair of our Nominating and Corporate Governance Committee. All of the members of our Nominating and Corporate Governance Committee qualify as independent directors under the applicable rules of The Nasdaq Stock Market and as “non-employee directors” under Section 16b-3 of the Exchange Act.

The Nominating and Corporate Governance Committee makes recommendations to our Board as to nominations for our Board and committee members, as well as with respect to structural, governance and procedural matters. The Nominating and Corporate Governance Committee also reviews the performance of our Board and the Company’s succession planning. The Nominating and Corporate Governance Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities, and which can be found on our website at www.oxbridgere.com.

The Nominating and Corporate Governance Committee is responsible for reviewing the criteria for the selection of new directors to serve on the Board and reviewing and making recommendations regarding the composition and size of the Board. When our Board decides to seek a new member, whether to fill a vacancy or otherwise, the Nominating and Corporate Governance Committee will consider recommendations from other directors, management and others, including shareholders. In general, the Nominating and Corporate Governance Committee looks for directors possessing superior business judgment and integrity who have distinguished themselves in their chosen fields and who have knowledge or experience in the areas of insurance, reinsurance, financial services or other aspects of the Company’s business, operations or activities. In selecting director candidates, the Nominating and Corporate Governance Committee also considers the interplay of the candidate’s experience with the experience of the other Board members, as well as diversity of director candidates.

While we do not have an official policy, the Nominating and Corporate Governance Committee will consider, for director nominees, persons recommended by shareholders, who may submit recommendations to the Nominating and Corporate Governance Committee in care of the Company’s Secretary, at Suite 201, 42 Edward Street, P.O. Box 469, Grand Cayman, KY1-9006, Cayman Islands. To be considered by the Nominating and Corporate Governance Committee, such recommendations must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve if elected. Nominees for director who are recommended by shareholders to the Nominating and Corporate Governance Committee will be evaluated in the same manner as any other nominee for director.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our shareholders, including the minimum qualifications for director candidates, nor has our Board established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies, as we have never received a recommendation from any shareholder for any candidate to serve on our Board. While there have been no nominations of additional directors proposed, in the event such a proposal is made, our current board will participate in the consideration of director nominees.

Underwriting Committee

The Underwriting Committee consists of three members – Lesley Thompson, Jay Madhu and Wrendon Timothy. Lesley Thompson serves as Chairman of our Underwriting Committee. The Underwriting Committee’s responsibilities include approving and reviewing our underwriting policies and guidelines, overseeing our underwriting process and procedures, monitoring our underwriting performance and overseeing our underwriting risk management exposure. The Underwriting Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities, and which can be found on our website at www.oxbridgere.com.

Investment Committee

The Investment Committee consists of three members – Arun Gowda, Wrendon Timothy and Jay Madhu. Arun Gowda serves as Chairman of the Investment Committee. The Investment Committee’s responsibilities include approving and reviewing any changes to our investment guidelines, and monitoring investment performance and market, credit and interest rate exposure as a result of opportunistic investment decisions undertaken by management. The Investment Committee is governed by investment guidelines that have been approved by our Board. There is no written charter for the Investment Committee.

13

Code of Ethics

Our Board has adopted a written Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. We have posted a current copy of the code on our website, www.oxbridgere.com, in the “Investor Information” section of the website. We intend to disclose any change to or waiver from our Code of Business Conduct and Ethics by posting such change or waiver to our internet web site within the same section as described above.

Anti-Hedging Policy

Our Board has adopted an Insider Trading Policy, which applies to all of our directors, officers and employees, as well as their family members and entities under their control. The policy prohibits such persons and entities from engaging in hedging transactions involving our equity securities, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.

Board Diversity Matrix

Each of our directors possesses certain experience, qualifications, attributes and skills, as further described above, that led to our conclusion that he or she should serve as a member of the Board. In addition to the foregoing biographical information with respect to each of our directors, the following tables evidences additional diversity, experience and qualifications of our individual directors.

Board Diversity Matrix (as of April 24, 2023)
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	-	-
Part II: Demographic Background
African American or Black	-	1	-	-
Alaskan Native or Native American	-		-	-
Asian	-	2	-	-
Hispanic or Latinx	-		-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	1	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ	-
Did Not Disclose Demographic Background	-

14

DIRECTOR COMPENSATION

All directors, other than Mr. Madhu and Mr. Timothy, are entitled to receive compensation from us for their services as directors. Under the Articles, our directors may receive compensation for their services as may be determined by our Board. As further discussed in the “Executive Compensation” section below, the Committee recently retained the services of an outside, independent compensation consultant to advise on compensation practices for the Company. The Committee is leveraging the independent consultant’s insights going forward on both executive and board of director compensation.

The following table sets forth information with respect to compensation earned by each of our directors (other than employee directors) during the year ended December 31, 2022.

Name	Fees Earned or Paid In Cash (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation	Change in Pension Value And Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Raymond Cabillot	$-	$108,800	$-	-	-	-	$108,800
Krishna Persaud (4)	$-	$108,800	$-	-	-	-	$108,800
Lesley Thompson	$-	$-	$-	-	-	-	$-
Dwight Merren	$-	$-	$-	-	-	-	$-

(1)	During 2022, none of our non-employee directors received director fees paid in cash.

(2)	All stock awards were granted under our 2021 Omnibus Incentive Plan. The value reported above in the “Stock Awards” column is the aggregate grant date fair value for the NEO’s option awards granted in 2022, determined in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation”. The assumptions used in the calculation of these amounts are included in Note 11 of the Notes to Consolidated Financial Statements in our Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the SEC on March 30, 2023. On March 28, 2022, Kris Persaud and Ray Cabillot were each granted 16,000 restricted ordinary shares that vest quarterly in increments of 6.25%, commencing on the grant date and continuing on January 1st, April 1st, July 1st, and October 1st of each calendar year through to December 31, 2025.

(3)	There were no option awards that were granted during the year ended December 31, 2021.

(4)	Due to the resignation of Krishna Persaud on November 9, 2022, 12,000 restricted stock award and 25,000 option awards granted to Krishna Persaud were forfeited and credited back to the 2021 Omnibus Incentive Plan and 2014 Omnibus Incentive Plan, respectively.

The aggregate number of stock awards outstanding for each non-employee director as of December 31, 2021 was as follows:

		Number of
	Number	Restricted
Name	of Options	Shares
Raymond Cabillot	25,000	16,000
Lesley Thompson	-	16,000
Dwight Merren	-	-

15

SHAREHOLDER COMMUNICATION

Our Board has adopted a policy for handling shareholder communications to directors. Shareholders may send written communications to our Board or any one or more of the individual directors by mail, c/o Secretary, Oxbridge Re Holdings Limited, Suite 201, 42 Edward Street, P.O. Box 469, Grand Cayman, KY1-9006, Cayman Islands. There is no screening process, other than to confirm that the sender is a shareholder and to filter inappropriate materials and unsolicited materials of a marketing or publication nature. All shareholder communications that are received by the Secretary of the Company for the attention of a director or directors are forwarded to such director or directors.

EXECUTIVE OFFICERS

The below table lists our executive officers. Additional information about each executive officer can be found under “Director Nominees” above. There is no family relationship among any of the directors and/or executive officers of the company.

Name	Age	Position	Position Since

Jay Madhu*	56	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	2013

Wrendon Timothy*	42	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	2013

* See biography above under “Director Nominees”

EXECUTIVE COMPENSATION

Report of the Compensation Committee

We are considered a “smaller reporting company” for purposes of the SEC’s executive compensation and other disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures. The Compensation Committee (the Committee) has reviewed and discussed with management the Compensation Discussion and Analysis appearing immediately below in this Proxy Statement. Based on this review and discussion, the Committee has recommended to the Board that the Compensation Discussion and Analysis set forth below be included in this Proxy Statement.

By the Compensation Committee:

Dwight Merren, Chair

Arun Gowda and Lesley Thompson

Executive Summary

This narrative discussion of our named executive compensation program is intended to assist your understanding of, and to be read in conjunction with, the Summary Compensation Table and related disclosures set forth below.

For the 2022 fiscal year, our named executive officers were as follows:

●	Jay Madhu, our Chief Executive Officer, President and Chairman of the Board
●	Wrendon Timothy, our Chief Financial Officer, Director and Secretary

16

Overview and Objectives of Our Executive Compensation Program

Through our executive compensation program, we seek to align our executive officers’ interests and motivations with those of our stockholders by rewarding both short-term and long-term objectives. We believe that the overall compensation of our executive officers should provide a competitive level of total compensation that enables us to attract, retain and incentivize highly qualified executive officers with the background and experience necessary to lead the company and achieve its business goals.

For the first time, the Compensation Committee engaged an outside, independent compensation consultant to assist in the development of the Company’s compensation programs for both the executives and independent members of the Board of Directors. As the Company continues to grow and evolve the Compensation Committee and Board intends to continue to review and modify our compensation policies to ensure that we attract, motivate and retain highly skilled executives and employees to execute on our strategic objectives.

Benchmarking, Consultants and Compensation Peer Group

As noted above, for the first time the Compensation Committee engaged an independent third-party compensation consultant, Zayla Partners, LLC (“Zayla”), to assist the Compensation Committee in addressing matters of compensation and benefits, and to identify peer group companies based on critical industry and size criteria. The Company recognizes that compensation practices must be competitive in the marketplace and marketplace information is one of the many factors that are considered in assessing the reasonableness of compensation programs. While the Committee has requested the data and guidance provided by Zayla, the Compensation Committee retains the discretion to make all final decisions relative to matters of compensation and benefits.

In 2022, the Committee engaged Zayla to provide benchmarking for the Company’s NEOs for fiscal 2023 and prospectively, based on the use of 2022 data from the peer group of companies shown below. The overall compensation programs for the Company’s NEOs are designed to reward achievement of performance and to attract, retain, and motivate them in an increasingly competitive talent market. The Compensation Committee examined compensation data for the peer group of companies shown below to stay current with market pay practices and trends and to understand the competitiveness of our overall executive compensation programs and their various elements. The Committee used this benchmarking data for informational purposes. It does not formulaically target a specific percentile or make significant compensation decisions based on market data or peer group benchmarking data alone, which avoids a “ratcheting up” impact. The Committee uses performance as a primary driver of compensation levels. The peer group companies consisted of:

Atlantic American Corporation

Conifer Holdings, Inc.

FG Financial Group, Inc.

ICC Holdings, Inc.

Kingstone Companies, Inc.

Marpai, Inc.

Reliance Global Group, Inc.

Unico American Corporation

From time to time, the Compensation Committee may supplement its business judgment pertaining to its consideration of the Company’s compensation matters, including salary amounts, short-term and long-term incentive plan minimum and incremental payout thresholds and targets, with a variety of market information obtained from a number of different sources including, among other things, the Compensation Committee’s general knowledge regarding compensation matters, information from one or more independent compensation consultants, peer company data, benchmarking related to that data, information obtained from independent search firms, historical and current Company compensation data, and historical, current and projected industry and Company financial operational performance data and trends.

17

Compensation Elements

We seek to align our executive officers’ interests and motivations with those of our stockholders. Typically, this is done using the following key compensation elements: base salary, short-term incentives and long-term incentives, as more fully described below. Among those three elements, from year to year, when considering its goal of promoting the overall financial performance of the Company on an annual and long-term basis, the use by the Committee of any or the extent of use of the short-term and long-term incentives described below may vary, but when used in the compensation packages for NEOs retain the pay-for-performance characteristics described below.

Base Salary

The employment agreements with our named executive officers (as described below in “Employment Agreements”) entitle our executive officers to receive a base salary, that may be increased from time to time. The base salaries of our named executive officers in fiscal year 2022 were:

Name of Executive	Position	Base Salary ($)
Jay Madhu	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	$285,000
Wrendon Timothy	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	$162,000

Annual Incentive Compensation

Our named executive officers are eligible to receive annually a discretionary cash bonus based on the financial performance of the Company as well as individual performance of each executive officer. In determining whether our executives were eligible for a bonus in fiscal year 2022, our Compensation Committee considered each officer’s performance in achieving the company’s strategic objectives during 2022, the stock price performance of the Company and the total compensation of each executive officer. Accordingly, the Compensation Committee elected not to award cash bonus awards to our named executive officers in fiscal year 2022.

Equity Compensation

To align compensation with long-term performance, our equity compensation plan allows for the grant of stock options, restricted stock units and restricted stock awards to our named executive officers and other employees. Each named executive officer is eligible to be considered for an annual equity award.

For the fiscal year 2022, the Committee did not grant any equity awards to our named executive officers. However, as discussed further below in “Material Compensation Actions Since Year-End,” the Committee granted awards to named executive officers in early fiscal year 2023.

Employment Agreements

Each of our named executive officers is party to employment agreements that entitle them to certain elements of compensation and govern the terms of their employment with the Company, as described in more detail below. Pursuant to their employment agreements, the named executive officers are eligible to participate in the employee benefits programs we provide to all of our employees, including medical, dental, vision, life, and disability insurance, to the same extent made available to other employees, subject to applicable law. There are no additional benefits or perquisites applicable exclusively to any of the named executive officers.

18

Pursuant to the employment agreements, the named executive officers are subject to perpetual confidentiality restrictions and non-disparagement provisions, and non-solicitation restrictions with respect to the Company’s employees and customers and non-competition restrictions, in each case, for the duration of their employment and specified time thereafter.

The Company entered into amended and restated employment agreements with both Messrs. Madhu and Timothy on January 9, 2023. For more detail, please refer to the descriptions below in “Material Compensation Actions Since Year-End.”

Material Compensation Actions Since Year-End

On January 9, 2023, the Company took the following actions:

○	The Company entered into an Amended and Restated Employment Agreement with Mr. Madhu, with a term through December 31, 2025, and automatic renewals for additional successive 1-year terms unless notice of non-renewal is provided by the Company or Mr. Madhu at least ninety days prior to the renewal date, whereby the Company will provide:

○	An annual base salary of $300,000;
○	An opportunity to be granted an annual incentive bonus at the discretion of the Board;
○	The opportunity to participate in the Company’s equity incentive plans on the same terms as other senior executives;

■	As such, the Company will annually grant to the executive 40,000 restricted shares under the 2021 Omnibus Plan, which will vest ratably on the first day of each calendar quarter over the 4 calendar quarters immediately following the grant date;

○	Participation in all of the Company’s pension, life insurance, health insurance, disability insurance and other benefit plans on the same basis as the Company’s other employee officers participate;
○	A lump sum M&A transaction bonus of seven percent of the transaction value of certain mergers, stock sales, asset sales, or similar transactions by the Company or its subsidiaries;
○	A lump sum payment equal to his base salary otherwise payable under the agreement for a three year severance period if terminated “without cause” or if he terminates his own employment for a “good reason event”, as those terms are defined in the agreement, in addition to any target bonus, restricted share award and M&A transaction bonus that would have been payable under the agreement during the applicable periods following the termination date; and
○	Certain non-competition covenants and confidentiality provisions that the executive will abide by.

○	The Company entered into an Amended and Restated Employment Agreement with Mr. Timothy, with a term through December 31, 2025, and automatic renewals for additional successive 1-year terms unless notice of non-renewal is provided by the Company or Mr. Madhu at least ninety days prior to the renewal date, whereby the Company will provide:

○	An annual base salary of $195,000;
○	An opportunity to be granted an annual incentive bonus at the discretion of the Board;
○	The opportunity to participate in the Company’s equity incentive plans on the same terms as other senior executives;

■	As such, the Company will annually grant to the executive 25,000 restricted shares under the 2021 Omnibus Plan, which will vest ratably on the first day of each calendar quarter over the 4 calendar quarters immediately following the grant date;

○	Participation in all of the Company’s pension, life insurance, health insurance, disability insurance and other benefit plans on the same basis as the Company’s other employee officers participate;
○	A lump sum M&A transaction bonus of three percent of the transaction value of certain mergers, stock sales, asset sales, or similar transactions by the Company or its subsidiaries;
○	A lump sum payment equal to his base salary otherwise payable under the agreement for a three year severance period if terminated “without cause” or if he terminates his own employment for a “good reason event”, as those terms are defined in the agreement, in addition to any target bonus, restricted share award and M&A transaction bonus that would have been payable under the agreement during the applicable periods following the termination date; and
○	Certain non-competition covenants and confidentiality provisions that the executive will abide by.

19

In accordance with the employment agreements outlined above, on January 9, 2023, the Board granted 40,000 and 25,000 restricted ordinary shares to Mr. Madhu and Mr. Timothy, respectively. The ordinary shares were granted under our 2021 Omnibus Plan, and will vest ratably on the first day of each calendar quarter over the 4 calendar quarters immediately following the grant date, contingent on Mr. Madhu’s and Mr. Timothy’s continuous employment or service with the Company until the applicable vesting date.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of our Named Executive Officers, or “NEOs”, in 2022 and 2021.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards(1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation(2)	Total
Jay Madhu	2022	$285,000	-	-	-	-	-	$5,305	$290,305
President and Chief Executive Officer	2021	$232,000	$-	-	55,895	-	-	$5,305	$293,200

Wrendon Timothy	2022	$162,000	-	-	-	-	-	$5,305	$167,305
Chief Financial Officer and Corporate Secretary	2021	$132,000	$-	-	23,955	-	-	$5,305	$161,260

(1)	All option awards were granted under our 2014 Omnibus Incentive Plan. The value reported above in the “Option Awards” column is the aggregate grant date fair value for the NEO’s option awards granted in 2021, determined in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation”. The assumptions used in the calculation of these amounts are included in Note 11 of the Notes to Consolidated Financial Statements in our Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and 2021 as filed with the SEC on March 30, 2023.

(2)	In both 2022 and 2021, Mr. Madhu received $5,305 in company contributions to our defined contribution pension plan. In both 2022 and 2021, Mr. Timothy received $5,305 in company contributions to our defined contribution pension plan.

GRANTS OF PLAN BASED AWARDS IN FISCAL YEAR 2022

Our Compensation Committee, or our Board of Directors acting as our Compensation Committee may grant stock options or restricted stock awards under our 2021 Omnibus Incentive Plan. There were no awards of stock options or restricted stock to NEOs during 2022.

20

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2022

The following table sets forth information regarding outstanding stock option and restricted stock awards held by our NEOs at December 31, 2022, including the number of shares underlying both exercisable and unexercisable portions of each option as well as the exercise price and expiration date of each outstanding option:

Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Jay Madhu	120,000	(1)	-	-	$6.00	1/23/2025	-	-	-	-
	25,000		-	-	$6.00	1/16/2026	-	-	-	-
	25,000		-	-	$6.06	1/20/2027	-	-	-	-
	200,000		-	-	$2.00	3/16/2029	-	-	-	-
	87,500		87,500	-	$6.00	3/2/2031	-	-	-	-

Wrendon Timothy	60,000	(2)	-	-	$6.00	1/23/2025	-	-	-	-
	10,000		-	-	$6.00	1/16/2026	-	-	-	-
	10,000		-	-	$6.06	1/20/2027	-	-	-	-
	90,000		-	-	$2.00	3/16/2029	-	-	-	-
	37,500		37,500	-	$6.00	3/2/2031	-	-	-	-

(1)	Mr. Madhu was awarded 120,000 stock options on January 23, 2015, 25,000 stock options on January 16, 2016, 25,000 stock options on January 20, 2017 and 200,000 stock options on March 16, 2019, all of which have fully vested. Mr. Madhu was awarded 175,000 stock options on March 2, 2021. The options vest quarterly in increments of 10,937.50. The remaining 87,500 options will vest over the next eight (8) quarters, provided that Mr. Madhu remains employed by the Company.

(2)	Mr. Timothy was awarded 60,000 stock options on January 23, 2015, 10,000 stock options on January 16, 2016, 10,000 stock options on January 20, 2017 and 90,000 options on March 16, 2019, all of which have fully vested. Mr. Timothy was awarded 75,000 stock options on March 2, 2021. The options vest quarterly in increments of 4,687.50. The remaining 37,500 options will vest over the next eight (8) quarters, provided that Mr. Timothy remains employed by the Company.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2022

There were no stock awards vesting or options exercised by our NEO’s during the year ended December 31, 2022.

21

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our company.

Year (a)	Summary Compensation Table Total for Principal Executive Officer (“PEO”) (1) (b)	Compensation Actually Paid to PEO (2) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (“NEOs”) (3) (d)	Average Compensation Actually Paid to Non-PEO NEOs (4) (e)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (5) (f)	Net Income (Loss) (millions) (6) (h)
2022	$290,305	$(213,164)	$167,305.00	$(50,075)	$64.17	$(1.79)
2021	$293,200	$1,221,977	$161,260.00	$563,984	$300.53	$8.57

(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Madhu (President and CEO) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation - Summary Executive Compensation Table.”

(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Madhu, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Madhu during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Madhu’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards (a) ($)	Equity Award Adjustments (b) ($)	Compensation Actually Paid to PEO ($)
2022	$290,305	$0	$(503,469)	$(213,164)
2021	$293,200	$(55,895)	$984,672	$1,221,977

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

22

The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2022	$0	$(363,860)	$0	$(139,608)	$0	$0	$(503,469)
2021	$662,318	$185,937	$104,113	$32,3047	$0	$0	$984,672

(3)	The Company has one other named executive officer, Mr. Timothy (Chief Financial Officer and Corporate Secretary), in the covered fiscal years.

(4)	The Company has one other named executive officer, Mr. Timothy (Chief Financial Officer and Corporate Secretary), in the covered fiscal years.

(5)	The cumulative Total Shareholder Return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our company’s share price at the end and the beginning of the measurement period by our company’s share price at the beginning of the measurement period. No dividends were paid on stock or option awards in 2021 or 2022.

(6)	The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.

23

Description of Pay Versus Performance Relationships

The following graphs show the relationship between the CAP for our PEO and our total shareholder return and net income over the prior two fiscal years ending December 31, 2021 and 2022, as reported in the tables above. Total shareholder return values are measured from December 31, 2020, based on an assumed fixed investment of $100.

24

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibilities relating to the general oversight of the Company’s financial reporting process. The Audit Committee conducts its oversight activities for the Company in accordance with the duties and responsibilities outlined in the Audit Committee charter.

The Company’s management is responsible for the preparation, consistency, integrity and fair presentation of the financial statements, accounting and financial reporting principles, systems of internal control and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm, Hacker Johnson, is responsible for performing an independent audit of the Company’s financial statements.

The Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2022 with management.

2.	The Audit Committee has discussed with Hacker Johnson, the Company’s independent auditors for the year ended December 31, 2022, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees.

3.	The Audit Committee has received the written disclosures and the letter from Hacker Johnson required by applicable requirements of the PCAOB regarding Hacker Johnson’s communications with the Audit Committee concerning independence, and has discussed with Hacker Johnson its independence.

4.	Based upon the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

THE AUDIT COMMITTEE

Arun Gowda, Chairman

Lesley Thompson

Krishna Persaud

INDEPENDENT PUBLIC ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees for services related to the years ended December 31, 2022 and 2021 as provided by Hacker, Johnson & Smith PA, our principal accountant:

	2022	2020
Audit Fees (a)	$64,000	$57,000
Audit-related fees	-	-
Tax fees	-	-
All other fees	-	-
Total	$64,000	$57,000

(a)	Audit Fees represent fees billed for professional services rendered for the audit of our annual financial statements and review of our quarterly financial statements included in our quarterly reports on Form 10-Q. The above fees are exclusive of audit fees of $27,500 (2021: $25,000) paid / payable to EisnerAmper Cayman Ltd. for the statutory audit of the company’s reinsurance subsidiaries, Oxbridge Reinsurance Limited and Oxbridge Re NS.

Audit Committee’s Pre-Approval Policies and Procedures

Our Audit Committee charter includes our policy regarding the approval of audit and non-audit services performed by our independent auditors. The Audit Committee is responsible for retaining and evaluating the independent auditors’ qualifications, performance and independence. The Audit Committee pre-approves all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditors, subject to such exceptions for non-audit services as permitted by applicable laws and regulations. The Audit Committee may delegate this authority to a subcommittee consisting of one or more Audit Committee members, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next meeting. Our Board pre-approved all professional services provided to us by Hacker, Johnson & Smith PA and EisnerAmper Cayman Ltd. during 2022 and 2021.

25

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of April 24, 2023 by:

●	each person who is known by us to beneficially own more than 5% of our outstanding ordinary shares,

●	each of our directors and NEOs, and

●	all directors and executive officers as a group.

The percentages of ordinary shares beneficially owned are based on the 5,870,234 ordinary shares outstanding as of April 24, 2023. Information with respect to beneficial ownership has been furnished by each director, executive officer and beneficial owner of more than 5% of our ordinary shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to the securities. In computing the number of ordinary shares beneficially owned by a person listed below and the percentage ownership of such person, ordinary shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of April 24, 2023 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all ordinary shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is in care of Oxbridge Re Holdings Limited, at Suite 201, 42 Edward Street, P.O. Box 469, Grand Cayman, KY1-9006, Cayman Islands.

	Beneficially Owned at
	April 24, 2023
Name of Beneficial Owners	Number of Ordinary Shares		Percent
5% Shareholders:

Allan Martin	673,628	(1)	10.46%
Krishna Persaud	499,715	(2)	8.01%
Mayur Patel	471,000	(3)	7.69%

Named Executive Officers and Directors:
Jay Madhu	877,437	(4)	13.41%
Wrendon Timothy	269,738	(5)	4.43%
Dwight Merren	10,549		***
Lesley Thompson	26,549		***
Arun Gowda	10,549		***
All Executive Officers and Directors as a Group (5 persons)	1,194,821		17.67%

*** Indicates less than 1%

(1)	Consists of 175,998 ordinary shares issuable upon the exercise of warrants held by Allan Martin and his wife, Marie Martin, jointly, that are currently exercisable or exercisable within 60 days of April 24, 2023; 83,300 ordinary shares issuable upon the exercise of warrants held by A. S. Martin Trust that are currently exercisable or exercisable within 60 days of April 24, 2023; 21,665 ordinary shares held by A. S. Martin Children Trust; and 21,665 ordinary shares issuable upon the exercise of warrants held by A. S. Martin Children Trust that are currently exercisable or exercisable within 60 days of April 24, 2023; 39,000 ordinary shares issuable upon the exercise of warrants held by Martin Family Foundation that are currently exercisable or exercisable within 60 days of April 24, 2023; 83,000 ordinary shares held by Fleur de Lis Partners, LLLP; and 249,000 ordinary shares issuable upon the exercise of warrants held by Fleur de Lis Partners, LLLP that are currently exercisable or exercisable within 60 days of April 24, 2023. As the general partner of Fleur de Lis Partners, LLLP, the trustee for A.S. Martin Children Trust, and the chairman for Martin Family Foundation, Mr. Martin has voting and investment power over the ordinary shares and warrants held by each of these entities.

(2)	Consists of 35,000 ordinary shares held by Krishna Persaud and his wife, Sumentra Persaud, jointly; 105,000 ordinary shares issuable upon the exercise of warrants held by Krishna Persaud and his wife, Sumentra Persaud, jointly, that are currently exercisable; 122,572 ordinary shares and 237,143 ordinary shares issuable upon the exercise of warrants held by held by Krishna Persaud that are currently exercisable; and 25,000 ordinary shares issuable upon the exercise of stock options held by Mr. Persaud that are currently exercisable or exercisable within 60 days of April 24, 2023. Mr. Persaud and his wife share voting and investment power over the shares and warrants held jointly in their names.

(3)	Consists of 83,000 ordinary shares held by Mayur Patel and his wife, Ulupi M. Patel, jointly, and 249,000 ordinary shares issuable upon the exercise of warrants held by Mayur Patel and his wife, Ulupi M. Patel, jointly; 139,000 ordinary shares by Mayur Patel individually and 6,250 ordinary shares issuable upon the exercise of stock options held by Mr. Patel that are currently exercisable or exercisable within 60 days of April 24, 2023.

(4)	Includes 125,231 ordinary shares held by Universal Finance & Investments, L.C. and 203,768 ordinary shares issuable upon the exercise of warrants held by Universal Finance & Investments, L.C. that are currently exercisable. As the sole owner and manager of Universal Finance & Investments, L.C., Mr. Madhu has voting and investment power over the ordinary shares and warrants held by that entity. Also includes 80,000 ordinary shares held in Mr. Madhu’s name and 468,438 ordinary shares issuable upon the exercise of stock options held by Mr. Madhu that are currently exercisable or exercisable within 60 days of April 24, 2023.

(5)	Consists of 7,500 ordinary shares issuable upon the exercise of warrants held by Mr. Timothy, individually, that are currently exercisable; 50,050 ordinary shares held by Mr. Timothy, individually; and 212,188 ordinary shares issuable upon the exercise of stock options held by Mr. Timothy that are currently exercisable or exercisable within 60 days of April 24, 2023.

26

DELINQUENT SECTION 16(A) REPORTS

Based solely upon a review of Forms 3, 4 and 5 filed for the year ended December 31, 2022, we believe that all of our current directors, officers and 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them. In addition, all such forms were timely filed, except as follows:

●	Raymond Cabillot filed a Form 4 reporting his changes in beneficial ownership late for a transaction that occurred on March 28, 2022.

●	Krishna Persaud filed a Form 4 reporting his changes in beneficial ownership late for a transaction that occurred on March 28, 2022.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Securities and Exchange Commission rules require us to disclose any transaction or currently proposed transaction in which we are a participant and in which any related person has or will have a direct or indirect material interest involving an amount that exceeds the lesser of $120,000 or one percent (1%) of the average of the company’s total assets as of the end of the last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the company’s common stock, or an immediate family member of any of those persons.

Reinsurance Contracts with Related Parties

We had no reinsurance contracts with related parties during the years ended December 31, 2022 and 2021.

During each of the years ending December 31, 2022 and 2021, Mr. Jay Madhu, a director and officer of the Company and its subsidiaries, invested $68,000 in participating notes issued by Oxbridge Re NS, one of the Company’s reinsurance subsidiaries.

Share Purchase Agreement between the Company and OAC Sponsor Ltd.

Mr. Madhu and Mr. Timothy are the executive officers of OAC Sponsor Ltd. (“Sponsor”) and Oxbridge Acquisition Corp. (“Oxbridge Acquisition”), and also serve on Sponsor’s and Oxbridge Acquisition board of directors.

On August 16, 2021, Oxbridge Acquisition, a Cayman Islands special purpose acquisition company in which the Company has an indirect investment through its wholly-owned licensed reinsurance subsidiary Oxbridge Reinsurance Limited (“OXRE”), announced the closing of an initial public offering of units (“Units”). In the initial public offering, Oxbridge Acquisition sold an aggregate of 11,500,000 Units at a price of $10.00 per unit, resulting in total gross proceeds of $115,000,000. Each Unit consisted of one Class A ordinary share and one redeemable warrant, with each warrant entitling the holder thereof to purchase one Class A ordinary share of Oxbridge Acquisition at a price of $11.50 per share.

The initial public offering of Oxbridge Acquisition was sponsored by OAC Sponsor Ltd. In connection with Oxbridge Acquisition’s initial public offering, Sponsor purchased from Oxbridge Acquisition, simultaneous with the closing of the initial public offering, an aggregate of 4,897,500 warrants at a price of $1.00 per warrant ($4,897,500 in the aggregate) in a private placement (the “Private Placement Warrants”). Each Private Placement Warrant is exercisable to purchase one Class A ordinary share of Oxbridge Acquisition at $11.50 per share. In addition, Sponsor holds 2,875,000 shares of the Class B ordinary shares of Oxbridge Acquisition, representing 20% of the outstanding shares of Oxbridge Acquisition (the “Class B Shares”).

In connection with the organization of Sponsor, OXRE placed approximately 34.7% of the risk capital and owns approximately 49.6% and 63.1% of the ordinary shares and preferred shares, respectively, of the Sponsor (the “Sponsor Equity Interest”). The Company’s executive officers and Oxbridge Acquisition’s directors collectively own an approximately 29% and 24% of the ordinary shares and preferred shares, respectively, in Sponsor, and the Company’s executive officers are Sponsor’s and Oxbridge Acquisition’s management team. The preferred shares of Sponsor are nonvoting shares and generally entitle the holders thereof to receive the net proceeds, if any, received by Sponsor from the sale, exchange, or disposition of the Private Placement Warrants or the shares issuable upon the exercise thereof, and the ordinary shares of Sponsor (which are voting shares in Sponsor) will generally be equivalent to the value of the Class B Shares of Oxbridge Acquisition held by Sponsor.

27

On August 11, 2021, OXRE entered into a Share Purchase Agreement with Sponsor (the “Share Purchase Agreement”) under which OXRE purchased the Sponsor Equity Interest for an aggregate purchase price of $2,000,000 (the “Share Purchase Agreement”). Under the Share Purchase Agreement, OXRE acquired an aggregate of 1,500,000 ordinary shares and 3,094,999 preferred shares of Sponsor.

On November 14, 2022, OXRE entered into a Second Share Purchase Agreement with Sponsor (the “Second Share Purchase Agreement”) under which OXRE acquired an additional 285,000 ordinary shares of Sponsor for an aggregate purchase price of $285,000.

In addition to the foregoing, the Share Purchase Agreements contain customary representations, warranties, and covenants.

Policies for Approval or Ratification of Transactions with Related Persons

Our policy for approval or ratification of transactions with related persons is for those transactions to be reviewed and approved by the Audit Committee. That policy is set forth in the Audit Committee Charter. Our practice is that such transactions are approved by a majority of disinterested directors. The policy sets forth no standards for approval. Directors apply their own individual judgment and discretion in deciding such matters.

OTHER MATTERS

Neither the Board nor management intends to bring before the Meeting any business other than the matters referred to in the Notice of Annual General Meeting of Shareholders and this Proxy Statement. If any other business should come properly before the Meeting, or any adjournment or postponement thereof, the proxy holders will vote on such matters at their discretion.

ADDITIONAL INFORMATION

Other Action at the Meeting

As of the date of this Proxy Statement, the Company has no knowledge of any business, other than as described herein and customary procedural matters, which will be presented for consideration at the Meeting. In the event any other business is properly presented at the Meeting, the persons named in the accompanying proxy may, but will not be obligated to, vote such proxy in accordance with their judgment on such business.

Shareholder Proposals for the Annual General Meeting of Shareholders in 2024

Pursuant to Rule 14a-8 of the Exchange Act, shareholder proposals must be received in writing by the Secretary of the Company no later than 120 days prior to the date of the Company’s proxy statement released to shareholders in connection with the Company’s previous year’s annual general meeting of shareholders and must comply with the requirements of Cayman Islands corporate law and the Articles in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the annual general meeting of shareholders in 2024. Shareholder proposals received by January 7, 2024 would be considered timely for inclusion in the proxy statement relating to the 2024 annual general meeting of shareholders. Any shareholder proposal for the annual general meeting of shareholders in 2024, which is submitted outside the processes of Rule 14a-8, shall be considered untimely.

Under our Articles, the Board shall call an extraordinary general meeting upon receipt of signed “Members’ requisition” by shareholders holding more than 66.66% in par value of the issued shares which as of that date carry the right to vote at an extraordinary general meeting of the Company. Such Members’ requisition must also contain the proposal to be considered at (i.e. objects of) the meeting and must be signed by the requisitionists and deposited at the registered office of the Company. If the Board does not, within twenty-one days from the date of the deposit of the Members’ requisition, duly proceed to convene an extraordinary general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all the requisitionists, may themselves convene an extraordinary general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said twenty-one day period. Any extraordinary general meeting convened by the requisitionists shall be convened in the same manner as nearly possible as that in which extraordinary general meetings are convened by the Board.

28

Delivery of Documents to Shareholders Sharing an Address

Some companies, brokers, banks, and other holders of record may employ procedures, approved by the SEC, known as “householding.” Householding, which reduces costs associated with duplicate printings and mailings, means that we will send only one copy of our proxy materials to shareholders who share the same address. Shareholders sharing the same address will continue to receive separate proxy cards.

If you own ordinary shares and would like to receive additional copies of our proxy materials, you may submit a request to us by: (i) mailing a request in writing to our Secretary at Suite 201, 42 Edward Street, P.O. Box 469, Grand Cayman, KY1-9006, Cayman Islands, or (ii) calling us at 1-345-749-7570, and we will promptly mail the requested copies to you. If you own ordinary shares in your own name and you want to receive separate copies of the proxy materials in the future, or if you receive multiple copies and want to receive only one copy, contact Broadridge Corporate Issuer Solutions at 1-877-830-4936. If you beneficially own ordinary shares and you want to receive separate copies of the proxy materials in the future, or if you receive multiple copies and want to receive only one copy, contact your bank, broker or other holder of record.

Costs of Solicitation

The entire cost of this proxy solicitation will be borne by the Company, including expenses in connection with preparing, assembling, printing and mailing proxy solicitation materials. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, facsimile, electronic communication, in person or via the Internet, although no compensation will be paid for such solicitation.

By Order of the Board of Directors,

Jay Madhu Chief Executive Officer April 28, 2023
Grand Cayman, Cayman Islands

29

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
PO BOX 1342
BRENTWOOD, NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Sanjay Madhu	0	0	0
1b. Dwight Merren	0	0	0
1c. Arun Gowda	0	0	0
1d. Wrendon Timothy	0	0	0
1e. Lesley Thompson	0	0	0

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote for 3 YEARS on the following proposal:

	1 year	2 years	3 years	Abstain
4. Advisory selection of the frequency of the advisory vote on the compensation of	0	0	0	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000614166_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

OXBRIDGE RE HOLDINGS LIMITED
Annual General Meeting of Shareholders
June 1, 2023 3:00 PM
This proxy is solicited by the Board of Directors

The shareholders hereby appoint Sanjay Madhu and Wrendon Timothy, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of OXBRIDGE RE HOLDINGS LIMITED that the shareholders are entitled to vote at the Annual General Meeting of Shareholders to be held at 3:00 PM (local time) on June 1, 2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000614166_2 R1.0.0.6